Exhibit 99.1

Item 6. Selected Financial Data

The following selected consolidated financial data is derived from our audited consolidated financial statements for the periods presented and should be read in conjunction with the more detailed information therein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this annual report. Operating results are not necessarily indicative of future performance.

Selected Consolidated Financial and Other Data

(dollars in thousands, except per share amounts)

	For the Year Ended December 31,
	2005(A)	2004(A)	2003(A)	2002(A)	2001(A)
Consolidated Statement of Operations Data:
Interest income	$299,236	$224,024	$170,420	$107,143	$57,819
Interest expense	80,755	52,482	40,364	27,728	27,366
Net interest income before credit (losses) recoveries	218,481	171,542	130,056	79,415	30,453
Credit (losses) recoveries	(1,038)	(726)	389	432	(3,608)
Gains on sales of mortgage assets	65,148	144,950	144,005	53,305	37,176
Gains (losses) on derivative instruments	18,155	(8,905)	(30,837)	(36,841)	(3,953)
Impairment on mortgage securities – available for sale	(17,619)	(15,902)	—	—	—
Other income, net	20,707	6,549	359	1,294	1,855
General and administrative expenses	184,630	168,260	143,512	65,754	27,294
Income from continuing operations	150,827	138,942	111,946	48,212	31,575
(Loss) income from discontinued operations, net of income tax (B)	(11,703)	(23,553)	50	549	733
Net income available to common shareholders	132,471	109,124	111,996	48,761	32,308
Basic income per share:
Income from continuing operations available to common shareholders	$4.86	$5.24	$5.04	$2.32	$1.57
(Loss) income from discontinued operations, net of income tax (B)	(0.40)	(0.93)	—	0.03	0.04

Net income available to common shareholders	$4.46	$4.31	$5.04	$2.35	$1.61
Diluted income per share:
Income from continuing operations available to common shareholders	$4.81	$5.15	$4.91	$2.23	$1.48
(Loss) income from discontinued operations, net of income tax (B)	(0.39)	(0.91)	—	0.02	0.03

Net income available to common shareholders	$4.42	$4.24	$4.91	$2.25	$1.51

	As of December 31,
	2005	2004	2003	2002	2001
Consolidated Balance Sheet Data:
Mortgage Assets:
Mortgage loans	$1,320,396	$807,121	$792,709	$1,133,509	$365,560
Mortgage securities – available-for-sale	505,645	489,175	382,287	178,879	71,584
Mortgage securities - trading	43,738	143,153	—	—	—
Total assets	2,335,734	1,861,311	1,399,957	1,452,497	512,380
Borrowings	1,619,812	1,295,422	1,005,516	1,225,228	362,398
Shareholders’ equity	564,220	426,344	300,224	183,257	129,997

	For the Year Ended December 31,
	2005	2004	2003	2002	2001
Other Data:
Nonconforming loans originated or purchased, principal	$9,283,138	$8,424,361	$5,250,978	$2,492,767	$1,333,366
Loans securitized, principal	7,621,030	8,329,804	5,319,435	1,560,001	1,215,100
Nonconforming loans sold, principal	1,138,098	—	151,210	142,159	73,324
Loan servicing portfolio, principal	14,030,697	12,151,196	7,206,113	3,657,640	1,994,448
Annualized return on assets	6.63%	7.08%	7.85%	4.96%	6.31%
Annualized return on equity	28.09%	31.76%	46.33%	31.13%	24.85%
Taxable income available to common shareholders (D)	278,750	250,555	137,851	49,511	5,221
Taxable income per common share (C) (D)	8.66	9.04	5.64	2.36	0.45
Dividends declared per common share (C)	5.60	6.75	5.04	2.15	0.48
Dividends declared per preferred share	2.23	2.11	—	—	1.08

(A)	Reclassified to conform to current year presentation in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as described in Note 15 to the consolidated financial statements.
(B)	Discussion and detail regarding the loss from discontinued operations is provided in Note 15 to the consolidated financial statements.
(C)	On January 29, 2003, a $0.165 special dividend related to 2002 taxable income was declared per common share. On December 22, 2004, a $1.25 special dividend related to 2004 taxable income was declared per common share.
(D)	Taxable income for years prior to 2005 are actual while 2005 taxable income is an estimate. For a reconciliation of taxable income to GAAP income see “Income Taxes” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The common shares outstanding as of the end of each period presented are used in calculating the taxable income per common share.